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                                                                    EXHIBIT 10.7

                               INDEMNITY AGREEMENT

         This Indemnity Agreement is made as of the 19th day of May, 2000, by CONNECTIVITY TECHNOLOGIES INC. ("CTI"), a Delaware corporation, for the benefit of ROME GROUP, INC. ("RGI"), a Delaware corporation, and CONNECTIVITY PRODUCTS INCORPORATED ("CPI" and together with RGI, the "Indemnified Parties"), a Delaware corporation and a wholly-owned subsidiary of RGI and the surviving corporation of a merger of RGCP ACQUISITION CORP. ("RGCP"), a Delaware corporation and a wholly-owned subsidiary of RGI, with and into CTI pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of May 19, 2000 among CTI, CPI, RGI and RGCP (the "Merger Agreement").

                              W I T N E S S E T H :

         WHEREAS, it is a condition to the Closing (such terms and other capitalized terms used and not otherwise defined herein having, as used herein, the respective meanings provided for in the Merger Agreement) under the Merger Agreement and the consummation of the transactions contemplated thereby that CTI provide certain indemnities to CPI and RGI concerning certain claims and causes of action asserted in an action entitled Xerotex Technologies Corporation v. Connectivity Products, Inc. and BSCC, Corp., Court File No. CT-98-016419, District Court, Fourth Judicial District, County of Hennepin, Minnesota; and




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         WHEREAS, to induce RGI and RGCP to consummate transactions contemplated by the Merger Agreement, CTI has agreed to enter into this Agreement;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further acknowledging that the Indemnified Parties intend to rely on the indemnification of CTI hereunder, the parties covenant and agreed as follows:

         1.    Indemnification.

         (a)   As used in this Agreement:

               (i) "Judgment Amount" means any amount awarded, adjudged or decreed to be payable by "Connectivity Products, Inc." or "BSCC, Corp." (or any successor or substitute therefor, whether jointly or severally), as defendants, to Xerotex Technologies Corporation (or any successor or assignee thereof), as plaintiff, whether pre- or post-trial and whether as damages (including, without limitation, compensatory, consequential and punitive damages), interest (including pre- and post-judgment interest), costs, or attorney's fees, in an action entitled Xerotex Technologies Corporation v. Connectivity Products, Inc. and BSCC, Corp., Court File No. CT-98-016419, District Court, Fourth Judicial District, County of Hennepin, Minnesota (the "Pending Action") or any other action involving claims which are (or are, under applicable principles of compulsory joinder, required to



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     be) asserted in the Pending Action (a "Subsequent Action"), and without regard to whether such award, judgment or decree is subject to appeal by defendants as a matter of right or by permission, excluding, however, any such amounts resulting from a judgment upon default.

               (ii) "Settlement Amount" means any amount payable in good faith by "Connectivity Products, Inc." or "BSCC, Corp." (or any successor or substitute therefor, whether jointly or severally), as defendants, to Xerotex Technologies Corporation (or any successor or assignee thereof), as plaintiff, in connection with a settlement of the Pending Action or any Subsequent Action and upon receipt of a release from all liability with respect to all claims which are (or are, under applicable principles of compulsory joinder, required to be) asserted therein.

               (iii) "Covered Costs Amount" means amount, including attorney's fees, disbursements and court costs reasonably incurred by the Indemnified Parties (A) in connection with the prosecution of any appeal from any order, judgment or decree in the Pending Action or any Subsequent Action taken at the direction of CTI pursuant to Section 1(g), or (B) in connection with the defense of the Pending Action or any Subsequent Action after the rejection of any settlement proposal by CTI pursuant to Section 1(g) if such amounts added to any Judgment Amount exceed the relevant Settlement Amount.



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         (b)   CTI hereby covenants and agrees to indemnify and hold the
Indemnified Parties harmless from and against any and all Judgment Amounts, Settlement Amounts and Covered Costs Amounts, in each case if and to the extent such Amounts exceed in the aggregate $25,000.

         (c) In the event any right of indemnification hereunder shall be asserted in respect of any Judgment Amount, the Indemnified Parties shall promptly provide CTI with a statement of the amount due and a copy of the judgment or other court record reflecting such Judgment Amount and evidence of payment of such Judgment Amount, and upon such statement, documentation and evidence being presented CTI's liability in respect of such indemnification shall be discharged by (and solely by) set-off against amounts next becoming due from RGI to CTI under the Merger Note or any Tax Refund Note. Such set-off shall be automatic.

         (d) In the event any right of indemnification hereunder shall be asserted in respect of any Settlement Amount, the Indemnified Parties shall promptly provide CTI with a statement of the amount due and a copy of the agreement, stipulation or other document effecting the settlement in respect of which indemnification in respect of a Settlement Amount is claimed, including, a copy of the related release of claims, and evidence of payment of such Settlement Amount and upon such statement, documentation and evidence being presented CTI's liability in respect of such indemnification shall be discharged by (and solely by) set-off against amounts



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next become due from RGI to CTI under the Merger Note or any Tax Refund Note.
Such set-off shall be automatic.

         (e) In the event any right of indemnification hereunder shall be asserted in respect of any Covered Cost Amount, the Indemnified Parties shall promptly provide CTI with a statement of the amount due, copies of the invoices or other documentation reflecting such Covered Cost Amount and evidence of payment of such Covered Cost Amount, and upon such statement, documentation and evidence being presented CTI's liability in respect of such indemnification shall be discharged by (and solely by) set-off against amounts next becoming due from RGI to CTI under the Merger Note or any Tax Refund Note. Such set-off shall be automatic

         (f) Any provision hereof to the contrary notwithstanding, upon satisfaction in full of the Merger Note (whether by payment, off-set or otherwise) all liability of indemnification of CTI pursuant to this Agreement shall be deemed discharged and this Agreement shall be of no further force or effect.

         (g) CPI shall continue to retain Leonard, O'Brien. Wilford, Spencer & Gale (the "Leonard Firm") for the defense of the Pending Action and shall undertake (and cause the Leonard Firm to undertake) all necessary and appropriate actions for diligent defense thereof. CPI shall consult with CTI and obtain CTI's approval (which approval shall not be unreasonably withheld or delayed) concerning all material matters affecting the Pending Action and any Subsequent Action, including the retention of any legal counsel in lieu of the



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Leonard Firm and any settlement proposal. In the event any judgment is entered against CPI in the Pending Action or any Subsequent Action which would give rise to any right of indemnification in respect of a Judgment Amount hereunder, CPI shall promptly notify CTI of the entry of such judgment and the last date for the filing of any appeal therefrom. If requested by CTI, CPI shall file and prosecute to completion an appeal from any judgment described in the proceeding sentence. CPI shall from time to time provide CTI with such information as CTI shall reasonable request concerning the Pending Action and any Subsequent Action, provided, however, that the foregoing shall not be deemed to require any waiver of any attorney-client privilege by CPI.

         2. Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

         3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York without regard to the principles thereof regarding the choice of law. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York in respect of the interpretation and enforcement of the



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provisions of this Agreement and of the documents referred to in this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by said courts. Each of the parties hereto hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by telecopy:

         (i)   if to CTI

               Connectivity Technologies Inc.
               c/o Highgate Capital LLC
               1311 Mamaroneck Avenue, Suite 170
               White Plains, New York  10605
               Att'n:  Clarke Bailey
               Fax No.:  (914) 610-1114



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         (ii)  if to RGI, RGCP or CTI to:

               Rome Group, Inc.
               421 Ridge Street
               Post Office Box 71
               Rome, New York  13442-0071
               Att'n:  David E. Harvey
                       Chairman and Chief Executive Officer
               Fax No.:  (315) 338-6709

               with a copy to:

               Scott M. Shepard
               Jacobs Persinger & Parker
               77 Water Street, 17th Floor
               New York, New York  l0005
               Fax No.:  (212) 742-0938

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the date of such delivery, (B) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, (D) if by telecopy, on the next day following the day on which such telecopy was sent.

         5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when



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one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

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         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

                                          CONNECTIVITY TECHNOLOGIES INC.

                                          By:  /s/ James M. Hopkins
                                              ----------------------------
                                            Name:  James M. Hopkins
                                            Title: President and Chief
                                                      Executive Officer

                                          ROME GROUP, INC.

                                          By:  /s/ Mary Wuest
                                              ----------------------------
                                            Name:  Mary Wuest
                                            Title: Vice President
                                                      Executive Officer

                                          CONNECTIVITY PRODUCTS INCORPORATED

                                          By:  /s/ James M. Hopkins
                                              ----------------------------
                                            Name:
                                           Title:



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